For more information contact:	Analysts - Beth Baum or Krista Kochivar (206) 539-3907
Media - Anthony Chavez (206) 539-4406
Weyerhaeuser reports first quarter results

•	Earnings from continuing operations more than doubled compared with fourth quarter

•	Adjusted EBITDA increased 14%

•	Achieved $125 million merger cost synergy target

SEATTLE (April 28, 2017) - Weyerhaeuser Company (NYSE: WY) today reported first quarter net earnings to common shareholders of $157 million, or 21 cents per diluted share, on net sales of $1.7 billion. This compares with earnings from continuing operations of $61 million, or 8 cents per diluted share, on net sales of $1.4 billion for the same period last year.

Excluding an after-tax special item of $10 million for merger-related costs, the company reported net earnings of $167 million, or 22 cents per diluted share for the first quarter. This compares with net earnings from continuing operations before special items of $126 million for the same period last year and $106 million for fourth quarter 2016.

"I am very pleased with our first quarter performance, as our employees capitalized on operational excellence improvements, merger-related synergies and strengthening market conditions to deliver outstanding results," said Doyle R. Simons, president and chief executive officer. "In addition, we achieved our increased $125 million run-rate merger cost synergy target. Looking forward, we remain relentlessly focused on leveraging merger synergies and operational improvements to drive industry leading performance and superior value for our shareholders."

WEYERHAEUSER FINANCIAL HIGHLIGHTS

Weyerhaeuser merged with Plum Creek Timber Company, Inc. (Plum Creek) on February 19, 2016. The financial statements presented within this release include Plum Creek financial results from February 19, 2016 forward.

During 2016, Weyerhaeuser sold its Cellulose Fibers businesses. Results for the Cellulose Fibers segment are presented as discontinued operations.

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2016	2017	2016
(millions, except per share data)	4Q	1Q	1Q
Net sales	$1,596	$1,693	$1,405
Earnings from continuing operations	$62	$157	$61
Net earnings attributable to Weyerhaeuser common shareholders	$551	$157	$70
Earnings per diluted share from continuing operations	$0.08	$0.21	$0.08
Net earnings per diluted share	$0.73	$0.21	$0.11

Weighted average shares outstanding, diluted(1)	753	755	635
Net earnings from continuing operations attributable to Weyerhaeuser common shareholders before special items(2)	$106	$167	$126
Net earnings from continuing operations per diluted share attributable to Weyerhaeuser common shareholders before special items	$0.14	$0.22	$0.20

Adjusted EBITDA(3)	$400	$454	$336

(1) In first quarter 2016, Weyerhaeuser issued approximately 279 million shares in conjunction with the Plum Creek merger. During 2016, Weyerhaeuser repurchased approximately 68 million shares to complete our $2 billion accelerated repurchase commitment, part of the $2.5 billion repurchase authorization announced in conjunction with the merger transaction. In third quarter 2016, the company issued approximately 23 million shares as a result of the conversion of its mandatory convertible preference shares.

(2) Special items for first quarter 2017 include after-tax charges of $10 million for Plum Creek merger-related costs. Fourth quarter 2016 includes after-tax special charges of $24 million for a tax adjustment, $11 million for Plum Creek merger-related costs and non-cash charges of $9 million related to legacy real estate projects. First quarter 2016 after-tax special items include $98 million of Plum Creek merger related costs and a $22 million gain on the sale of the company's Federal Way headquarters campus.

(3) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income from continuing operations, adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from and is not intended to represent an alternative to our GAAP results. A reconciliation of Adjusted EBITDA to GAAP earnings is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS (millions)	4Q 2016	1Q 2017	Change
Net sales	$672	$688	$16
Contribution to pre-tax earnings	$123	$148	$25
Adjusted EBITDA	$223	$242	$19

1Q 2017 Performance - In the West, domestic and export sales realizations increased compared to the fourth quarter as wet weather limited domestic log supply and customer demand remained strong. Fee harvest volumes increased, and logging and road costs decreased as harvest activity shifted into lower elevation tracts. In the South, fee harvest volumes decreased and average sales realizations declined slightly due to a higher proportion of pulpwood sales. The Timberlands segment continued to benefit from merger-related operational synergies during the quarter.

2Q 2017 Outlook - Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA from the Timberlands segment will be comparable to the second quarter of 2016. In the West, the company expects average sales realizations to increase slightly in the second quarter compared with the first quarter, more than offset by lower harvest volumes and higher logging, road and silviculture costs. In the South, the company anticipates seasonally higher silviculture costs compared with first quarter, partially offset by higher harvest volumes. Average log sales realizations in the South are anticipated to be roughly comparable to first quarter levels.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS (millions)	4Q 2016	1Q 2017	Change
Net sales	$102	$53	($49)
Contribution to pre-tax earnings	$13	$26	$13
Pre-tax charge for special items	$14	$0	($14)
Contribution to pre-tax earnings before special items	$27	$26	($1)
Adjusted EBITDA	$90	$43	($47)
1Q 2017 Performance - First quarter Real Estate sales decreased seasonally compared with the fourth quarter. Earnings before special items were comparable due to a lower average land basis on the mix of properties sold. Energy & Natural Resources earnings and Adjusted EBITDA were similar to the fourth quarter.
2Q 2017 Outlook - Weyerhaeuser anticipates second quarter earnings and Adjusted EBITDA from the Real Estate, Energy & Natural Resources segment will be comparable to the first quarter. We continue to expect full year 2017 Adjusted EBITDA for the segment will exceed $250 million.
WOOD PRODUCTS

FINANCIAL HIGHLIGHTS (millions)	4Q 2016	1Q 2017	Change
Net sales	$1,039	$1,154	$115
Contribution to pre-tax earnings	$99	$172	$73
Adjusted EBITDA	$132	$207	$75
1Q 2017 Performance - Average realizations for lumber and oriented strand board increased compared with the fourth quarter, and sales volume rose across all product lines due to seasonally improved demand. Operating rates increased significantly as a result of reduced downtime for maintenance and capital projects. Per unit manufacturing costs decreased across all product lines due to strong mill performance and ongoing operational excellence initiatives.
2Q 2017 Outlook - Weyerhaeuser expects significantly higher earnings and Adjusted EBITDA from the Wood Products segment in the second quarter compared with the first quarter. The company expects higher average sales realizations for lumber, oriented strand board and engineered wood products as well as increased sales volumes.

ABOUT WEYERHAEUSER
Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control more than 13 million acres of timberlands, primarily in the U.S., and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products. Our company is a real estate investment trust. In February 2016, we merged with Plum Creek Timber Company, Inc. In 2016, we generated $6.4 billion in net sales and employed approximately 10,400 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION
Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on April 28 to discuss first quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on April 28.

To join the conference call from within North America, dial 877-296-9413 (access code: 43727965) at least 15 minutes prior to the call. Those calling from outside North America should dial 706-679-2458 (access code: 43727965). Replays will be available for two weeks at 855-859-2056 (access code: 43727965) from within North America and at 404-537-3406 (access code: 43727965) from outside North America.

FORWARD LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including with respect to the following for the second quarter of 2017: earnings and Adjusted EBITDA; log realizations; sales volumes across Wood Products product lines, log and manufacturing costs and expected realizations for lumber, oriented strand board and engineered wood products; and various logging and forestry costs. These statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and expressions such as “will be,” “will continue,” “will likely result,” and similar words and expressions. These statements are based on our current expectations and assumptions and are not guarantees of future performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the effect of general economic conditions, including employment rates, interest rate levels, housing starts, availability of financing for home mortgages and strength of the U.S. dollar;

•
market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	changes in currency exchange rates and restrictions on international trade;

•	performance of our manufacturing operations, including maintenance requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	raw material availability and prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•
market demand for the company’s products, including market demand for our timberland properties that have higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;

•
the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	changes in accounting principles; and

•
other factors described under “Risk Factors” in our 2016 Annual Report on Form 10-K as well as those set forth from time to time in our other public statements and other reports and filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.
RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS
We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2017 :

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$157
Earnings from discontinued operations, net of income taxes					—
Interest expense, net of capitalized interest					99
Income taxes					24
Net contribution to earnings	$148	$26	$172	$(66)	$280
Equity earnings from joint ventures	—	—	—	—	—
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	22	22
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	148	26	172	(53)	293
Depreciation, depletion and amortization	94	3	35	1	133
Basis of real estate sold	—	14	—	—	14
Unallocated pension service costs	—	—	—	2	2
Special items(1)	—	—	—	12	12
Adjusted EBITDA	$242	$43	$207	$(38)	$454

(1)	Pre-tax special items include $12 million of Plum Creek merger-related costs.

The table below reconciles Adjusted EBITDA for the quarter ended December 31, 2016

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$551
Earnings from discontinued operations, net of income taxes					(489)
Interest expense, net of capitalized interest					108
Income taxes					25
Net contribution to earnings	$123	$13	$99	$(40)	$195
Equity (earnings) loss from joint ventures	—	(1)	—	—	(1)
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	(11)	(11)
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	123	12	99	(60)	174
Depreciation, depletion and amortization	100	4	33	—	137
Basis of real estate sold	—	60	—	—	60
Unallocated pension service costs	—	—	—	1	1
Special items(1)	—	14	—	14	28
Adjusted EBITDA	$223	$90	$132	$(45)	$400

(1)    Pre-tax special items include: $14 million Plum Creek merger-related costs and $14 million restructuring, impairments and other charges.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$81
Earnings from discontinued operations, net of income taxes					(20)
Interest expense, net of capitalized interest					95
Income taxes					11
Net contribution to earnings	$129	$15	$87	$(64)	$167
Equity earnings from joint ventures	—	—	—	(5)	(5)
Non-operating pension and other postretirement benefit (costs) credits	—	—	—	(14)	(14)
Interest income and other	—	—	—	(9)	(9)
Operating income (loss)	129	15	87	(92)	139
Depreciation, depletion and amortization	70	2	30	2	104
Basis of real estate sold	—	17	—	—	17
Unallocated pension service costs	—	—	—	2	2
Special items(1)	—	—	—	74	74
Adjusted EBITDA	$199	$34	$117	$(14)	$336

(1)    Pre-tax special items include: $110 million Plum Creek merger-related costs and $36 million gain on sale of non-strategic assets.

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